INVESCO VAN KAMPEN HARBOR FUND                                     SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        24

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $4,906

        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B               $126
          Class C               $278
          Class Y               $313
          Institutional Class   $ --

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
        1 Dividends from net investment income
          Class A               0.2944
        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B               0.2358
          Class C               0.2369
          Class Y               0.3136
          Institutional Class   0.1574

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               16,524

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                  506
          Class C                1,169
          Class Y                  586
          Institutional Class      243

74V.    1 Net asset value per share (to nearest cent)
          Class A               $14.85

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $14.81
          Class C               $14.96
          Class Y               $14.86
          Institutional Class   $14.86